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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The BISYS Group, Inc. on Form S-3 of our report dated August 7, 1998 (except as to certain information presented in Note 12, for which the date is August 21,
1998), on our audits of the consolidated financial statements of The BISYS Group, Inc., and Subsidiaries as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, which report is included in the Annual Report on Form 10-K.





                                        PricewaterhouseCoopers LLP



Columbus, Ohio
September 29, 1998